UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2026 (September 25, 2026)

AIxCrypto Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37428	26-3474527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1990 E. Grand Ave. El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 853-1683

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIXC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Entry into a Non-Binding Term Sheet regarding Acquisition of Robotics Business

On September 25, 2026, the Company entered into a non-binding term sheet (the “Term Sheet”) with Faraday Future Intelligent Electric Inc. (“FFAI” or the “Seller”), the Company’s majority stockholder, concerning the proposed acquisition by the Company, directly or through one or more designated affiliates or subsidiaries, of all outstanding equity interests of the parent company of the existing entity operating FFAI’s robotics business (such parent company, “RobotCo,” and such business, the “Robotics Business”), excluding outstanding options to purchase equity in RobotCo (the “Outstanding Options”), from the Seller (the “Proposed Transaction”). At the closing of the Proposed Transaction (the “Closing”), (i) the Company, directly or through one or more affiliates or subsidiaries, would acquire all outstanding equity interests of RobotCo, excluding the Outstanding Options, from FFAI, free and clear of all liens, claims and encumbrances, through stock purchase, reverse subsidiary merger or other form as mutually agreed by the Company and FFAI, and (ii) all Outstanding Options would be assumed and converted into the right to purchase equity in the Company. The parties currently expect to effect the Proposed Transaction as a two-step transaction, in which the Company would acquire RobotCo and then merge RobotCo with and into a newly formed subsidiary of the Company in a forward merger.

Special Committee Review

Due to the related party nature of the Proposed Transaction as FFAI is the Company’s majority stockholder, a special committee (the “Special Committee”) of the Company’s board of directors (the “Board”), composed of Chen Shi and Jason E. Dodier, both independent directors, was formed and empowered and delegated the full power and authority of the Board to (i) review, evaluate, investigate and negotiate terms and conditions of the Proposed Transaction, (ii) determine whether the Proposed Transaction is advisable and in the best interests of the Company and its stockholders other than FFAI and its affiliates, (iii) reject the Proposed Transaction and determine not to pursue the Proposed Transaction or any alternative thereto, (iv) recommend to the Board what action, if any, should be taken by the Company with respect to the Proposed Transaction, and (v) take such other actions as the Special Committee deems necessary or appropriate in connection with the foregoing. The Board will not approve, authorize, recommend or cause the Company to enter into the Proposed Transaction or submit the Proposed Transaction to the stockholders of the Company without the prior favorable recommendation of the Special Committee.

On September 28, 2026, the Special Committee unanimously approved the execution of the Term Sheet and recommended the same to the Board. On the same day, acting upon the recommendation of the Special Committee, the Board unanimously approved the execution of the Term Sheet. The Special Committee’s approval of the Term Sheet does not constitute approval of the Proposed Transaction or any Definitive Agreement. The Proposed Transaction or any Definitive Agreement remains subject to the Special Committee’s ongoing review and favorable recommendation following completion of its evaluation, including consideration of the terms of the definitive agreement, including receipt of a fairness opinion satisfactory to it, and approval by the Board acting upon the recommendation of the Special Committee.

Internal Restructuring

The Term Sheet contemplates that before execution of a definitive acquisition agreement for the Proposed Transaction (the “Definitive Agreement”), the Seller and RobotCo would complete an internal restructuring under which the Robotics Business and the assets, intellectual property, data, contracts, employees and liabilities related to the Robotics Business would be contributed to RobotCo. The Seller and RobotCo would also promptly prepare PCAOB-audited financial statements relating to the Robotics Business.

Proposed Consideration and Related Arrangements

Subject to completion of due diligence, negotiation of the Definitive Agreement and required internal corporate approvals of the Proposed Transaction by the Company and FFAI (including approvals of the Special Committee and special committee of FFAI, and receipt of fairness opinions satisfactory to the Special Committee and the special committee of FFAI, respectively), the aggregate purchase price for all outstanding equity interests of RobotCo is expected to be US$200 million. The purchase price would be paid through the issuance to the Seller of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and non-voting convertible preferred stock, par value $0.001 per share (the “Preferred Stock”), subject to the number of authorized shares of Preferred Stock available under the Company’s certificate of incorporation.

The Company would not issue Common Stock or Preferred Stock in excess of the maximum amount that may be issued without stockholder approval under the Company’s certificate of incorporation and applicable Nasdaq Listing Rules. The Preferred Stock would have no discount, interest, preferential dividend, redemption right or other special economic rights. It would be subject to an absolute blocker that would prohibit conversion into Common Stock and the exercise of voting rights arising from such conversion unless and until the Company obtains the requisite stockholder approval. Any issuance of consideration securities or conversion of Preferred Stock that would require stockholder approval under applicable Nasdaq Listing Rules, including Rules 5635(a)(1) and (a)(2) governing the size and related-party nature of the acquisition, would be subject to receipt of stockholder approval.

Subject to completion of due diligence, negotiation of the Definitive Agreement and required internal corporate approvals of the Proposed Transaction by the Company and FFAI (including approvals of the Special Committee and special committee of FFAI, and receipt of fairness opinions satisfactory to the Special Committee and the special committee of FFAI, respectively), the price per share of the Common Stock and the Preferred Stock is expected to be the lower of (i) US$2.246 and (ii) the average Nasdaq Official Closing Price for the five trading days immediately preceding the signing of the Definitive Agreement (the “Per Share Price”).

For illustrative purposes only, based on the share price of the Company of US$2.246, the pre-Closing equity valuation of the Company on an as-converted basis is expected to be approximately US$54.87 million (=US$2.246/share * 24,428,874 shares on a fully diluted basis) (the “Company Valuation”). If the Per Share Price is less than US$2.24, the Company plans to declare a one-time special stock dividend (the “Special Stock Dividend”) on the Common Stock and the Preferred Stock issued and outstanding as of a record date prior to the Closing. The Special Stock Dividend is payable conditional upon and subject to the Closing. The number of shares of Common Stock that will be issued to each outstanding share of the Common Stock and the Preferred Stock pursuant to the Special Stock Dividend is expected to be the result of (i) US$2.246 minus the Per Share Price, then divided by (ii) the Per Share Price. Any declaration of the Special Stock Dividend is subject to further tax analysis and review and would require determination of the final Per Share Price, determination of record date, approval by the Board after receiving recommendation of the Special Committee and satisfaction of applicable legal and regulatory requirements. There can be no assurance that it will be declared or paid.

At the Closing, FFAI would enter into an 18-month lock-up agreement covering the equity securities received in the Proposed Transaction, subject to (i) an exception for the pledge as collateral in bona fide financing transactions with any transferee or foreclosing party being bound by the lock-up for the remaining lock-up period, and (ii) other customary exceptions. After the twelve-month anniversary of the Closing, FFAI would have the right to request a resale registration statement for the Common Stock received in the Proposed Transaction, including shares issued or issuable upon conversion of the Preferred Stock, with the Company to use commercially reasonable efforts to cause it to become effective no later than the end of the 18-month lock-up period.

At the signing of the definitive agreements, the Company and FFAI or another entity designated by FFAI would enter into an investor rights agreement setting forth the parties’ agreed governance arrangements, including any rights of the Seller to nominate one or more members of the Board and any other agreed voting arrangements.

The Term Sheet also contemplates two-year noncompetition and nonsolicitation covenants applicable to FFAI and its affiliates, subject to specified exceptions for non-robotics electric vehicle and automotive businesses, related software and services and aftermarket activities.

Closing Conditions and Concurrent Financing

The Company’s obligation to consummate the Proposed Transaction would be subject to customary conditions, including completion of the internal restructuring to the extent not completed before execution of the Definitive Agreement; receipt of all required internal corporate approvals by the Company (including approval by the Special Committee), FFAI and RobotCo; execution of the Definitive Agreement and material ancillary agreements; satisfaction of applicable Nasdaq requirements and receipt of required regulatory and third-party approvals; absence of a material adverse change in the Robotics Business; no material litigation or proceeding to challenge, restrain or otherwise interfere with the Proposed Transaction; satisfactory arrangements with agreed key employees; and accuracy of representations and warranties with respect to FFAI, RobotCo and its subsidiaries and compliance with applicable covenants.

Non-Binding Effect

Except for the confidentiality, non-binding effect and miscellaneous provisions contained in Sections 7, 8 and 9 of the Term Sheet, the Term Sheet is non-binding and does not obligate either party to negotiate or execute the Definitive Agreement or to consummate the Proposed Transaction.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On September 28, 2026, the Company issued a press release announcing its entry into the Term Sheet. The full text of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Name and Trading Symbol Changes

The same press release also announced that the Company intends to change its corporate name from “AIxCrypto Holdings, Inc.” to “FF EAI Robotics Ecosystem Inc.” (the “Name Change”) and that, in connection with the Name Change, the trading symbol for the Company’s common stock on The Nasdaq Capital Market will change from “AIXC” to “FFR,” effective at market open on September 30, 2026 (the “Symbol Change”). The Company’s common stock will continue to trade under the symbol “AIXC” until that time. No action is required by stockholders in connection with the Name Change or the Symbol Change.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the Proposed Transaction; its proposed structure, valuation and consideration price; the indicative Company Valuation; the Special Stock Dividend; the internal restructuring; the negotiation and execution of the Definitive Agreement and other ancillary agreements; required corporate, Nasdaq, regulatory and third-party approvals; the Concurrent PIPE; and the anticipated timing and effectiveness of the Name Change and Symbol Change. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially.

These risks and uncertainties include, among others, the possibility that the parties may not enter into the Definitive Agreement or may change the terms or structure of the Proposed Transaction; the possibility that the Special Committee or the Board may not approve or proceed with the Proposed Transaction; conflicts of interest arising from FFAI’s status as the Company’s majority stockholder; the inability to complete the internal restructuring or required financial statements on the anticipated terms or timing; failure to obtain required corporate, Nasdaq, regulatory or third-party approvals; failure to satisfy closing conditions; the inability to complete the Concurrent PIPE; disruption to the Company’s or the Robotics Business’s operations from the announcement or pendency of the Proposed Transaction; the costs of the Proposed Transaction; integration risks; dilution resulting from the proposed equity consideration; the Company’s liquidity and need for additional capital; and the other risks described in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings. Forward-looking statements speak only as of the date of this report. Except as required by law, the Company undertakes no obligation to update them.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
99.1	Term Sheet, dated as of September 28, 2026, by and between AIxCrypto Holdings, Inc. and Faraday Future Intelligent Electric Inc.
99.2	Press release, dated as of September 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIxCrypto Holdings, Inc.

Date: September 28, 2026	By:	/s/ Jiawei Wang
Jiawei Wang
Chief Executive Officer and Director
(Principal Executive Officer)